CERTIFICATE
OF
DESIGNATION, NUMBER, POWERS, PREFERENCES, AND RELATIVE,
PARTICIPATING, OPTIONAL, AND OTHER SPECIAL RIGHTS AND THE
QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, AND OTHER
DISTINGUISHING CHARACTERISTICS OF SERIES "D"
PREFERRED STOCK OF
INSULCRETE, INC.
(Incorporated under the laws of the State of Delaware)

It is hereby certified that:

1. The name of the Corporation is Insulcrete, Inc. (herein called, the "Corporation").

          2.   The Certificate of Incorporation of the Corporation authorizes the issuance of five million (5,000,000) Shares of Preferred Stock of a par value of $0.01 each and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any and all of said Shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences, and relative, participating, optional, and other special rights and qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

          3.   The Board of Directors of the Corporation, pursuant to the authority expressly vested in it aforesaid, has adopted a resolution creating a Series "D" Preferred Stock which said Series "D" Preferred Stock shall have no priority relative to the Company's Series D Preferred Stock with respect to the declaration and payment all of dividends (both ordinary and liquidating). However, the Series "D" shall have priority relative to the Company's Common Stock with respect to the declaration and payment of all dividends (both ordinary and liquidating) as set forth below.

4. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it aforesaid, has adopted the following resolution creating a Series "D" issue of Preferred Stock:

               RESOLVED: That in accordance with Section 151 of the General Corporation Law of the State of Delaware, this Board of Directors hereby adopts the following resolution: That Five Hundred (500) Shares of the preferred stock (par value $0.01) authorized to be issued by this corporation pursuant to Article Fourth of its Certificate of Incorporation be and hereby are authorized and created a series of preferred stock, hereby designated as the Series D Preferred Stock and shall have the voting powers, designations, preferences and relative participating, optional, or other rights, if any, or the qualifications, limitations, or restrictions, set forth in Article Fourth of such Certificate of Incorporation, and in addition thereto, those following:

(a.) DESIGNATION. The preferred stock subject hereof shall be designated Series D Preferred Stock or Series D Preferred Shares.

               (b.)  DIVIDENDS.  Each holder of record of the Series B Preferred Stock shall be entitled to receive an annual dividend of One Thousand Two Hundred (1,200) shares of the Corporation's Common Stock per Share of the Corporation's Series D Preferred Stock which shall be paid quarterly at the rate of Three (300) shares of Common Stock per Share on March 31st, June 30th, September 30th, and December 31st ("Payment Dates") during each year that the Series D Preferred Stock is outstanding. The right to receive said dividends on the Series D Preferred Shares outstanding shall begin no later than the date at which the Corporation files Form 8-K with the Securities and Exchange Commission in connection with the Real Estate Purchase Agreement. All dividends to be paid on the Series D Preferred Stock shall be cumulative and shall be subject to the discretion of the Company's Board of Directors. Any such dividend on the Series D Preferred Stock shall be paid prior to any dividend being declared or paid on the Company's Common Stock.

               (c.)  LIQUIDATION RIGHTS.  Subject to the Default Rights provided hereby, in the event of any consolidation or merger of the Corporation which is in the nature of the winding up of the Corporation's business or sale of all or substantially all of the Corporation's assets, each holder of record of shares of Series D Preferred Stock shall be entitled to be paid in cash the sum of One Thousand Two Hundred Dollars ($1,200.00) per Series D Preferred Share.

(d.) CONVERSION. The Series D Preferred Stock shall not be convertible into the Corporation's Common Stock unless any said conversion terms are approved by the Corporation's Board of Directors.

               (e.)  REDEMPTION.  Subject to the Default Rights granted to the holder of the Series D Preferred Stock hereunder, the Corporation shall have the right to call and redeem the Series D Preferred Shares at any time after issuance but no later than July 15, 2016 (the "Redemption Date") provided that the Corporation transfer all right, title, and interest in and to that certain parcel of real property located 80501 Avenue 48 #59, Indio, California 92201 (the "Real Property") to the holder of the Series D Preferred Stock.

               (f.)  LIMITATION ON TRANSFER OF THE REAL PROPERTY.  The Corporation shall not, while the Series D Preferred Stock are outstanding, transfer, sell, or assign, in whole or in part, the Real Property or in any way encumber the Real Property by way of any action or inaction or otherwise impose or allow the Real Property to be encumbered, directly or indirectly, by any mortgage, deed of trust, property taxes, or any assessment imposed by any school district, water district, or other state, county, or municipal agency at any time during the period that the Series D Preferred Stock are outstanding without the express written consent of the holder(s) of the Preferred Stock.

               (g.)  Subject to the rights of the holder(s) of the Series D Preferred Stock set forth in Section of (h.) of this Certificate, if the Corporation elects to call and redeem the Shares of the Series D Preferred Stock at any time after issuance but no later than the Redemption Date the Corporation shall deliver to the holder of the Series D Preferred Stock the following: (1) good and marketable title to the Real Property; and (2) the sum of one million (1,000,000) shares of the Corporation's Common Stock (par value $0.01) (both, together, the "Redemption Price"). All of the Series D Preferred Shares shall be redeemed at the same time and the Corporation shall not have the right to redeem only a portion of the Series D Preferred Shares. For purposes of determining the date at which the Corporation elects to call and redeem the Series D Preferred Shares, the date of the Corporation notice to call and redeem the Series D Preferred Shares shall be deemed to be the date the Corporation sends notice to the holder via certified mail, return receipt requested, of its election to redeem.

               (h.)  DEFAULT RIGHTS.  In the event that any holder(s) of the Series D Preferred Stock reasonably believes that the Corporation, voluntarily or involuntarily, commits or allows a third party to commit one or more actions that will reasonably result in an Encumbrance Event, an Insolvent Event, a Change of Control Event, or any combination of the foregoing (as the same as defined in that certain Real Estate Purchase Agreement (the "Agreement"), then the holder(s) of the Series D Preferred Shares shall have the right to tender all of the Series D Preferred Shares issued to the Holder and to receive from the Corporation free and unencumbered title to the Real Property described in the Agreement and all such rights shall be deemed to be Default Rights.

               In that latter event, the Corporation shall promptly and without delay, issue all shares of the Corporation's Common Stock then accrued and unissued to the holder(s) of the Series D Preferred Stock hereby and promptly and without delay cooperate with the holder(s) of the Series D Preferred Stock so that title to the Real property is returned to the holder(s) of the Series D Preferred Stock. The Corporation and the holder(s) of the Series D Preferred Stock further agree that the rights of the holder(s) of the Series D Preferred Stock shall be broadly interpreted and that the terms of Agreement shall control.

               (i.)  SINKING FUND.  The Company shall have no obligation to establish a sinking fund for the retirement, repurchase, or redemption of the Series D Preferred Shares. Notwithstanding the foregoing, the Corporation shall: (i) keep and hold the Real Estate in good condition at all times until all of the Series D Preferred Stock is redeemed as provided by this Certificate; and (ii) fulfill its obligations as set forth in that certain Real Estate Purchase Agreement entered into between the Corporation and the holder of the Series D Preferred stock.

               The Corporation shall give notice to the holder(s) of the shares of the Series D Preferred Stock to be called pursuant hereto, specifying the date for such redemption and (ii) the place where such certificates shall be surrendered for redemption (which place shall be the Corporation's principal office). Any shares redeemed pursuant to this provision shall have the status of authorized and unissued shares.

               (j.)  VOTING RIGHTS AND TRANSFERABILITY.  Each share of Series D Preferred Stock shall not be entitled to vote on any matter on which any of the shareholders are required or permitted to vote. All of the shares of the Series D Preferred Stock that may be issued, shall not be voluntarily or involuntarily transferred, assigned, or sold by the person to whom said shares are originally issued without the consent of the Corporation.

Signed and attested to on October14th, 2014

Lisa Norman President